UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

NORTHSTAR REALTY FINANCE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	11-3707493
(State of incorporation or organization)	(IRS Employer Identification No.)

399 Park Avenue, 18th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered
8.500% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-186743

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 8.500% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series D Preferred Stock”), which are to be registered under this registration statement, is contained under the caption “Description of the Series D Preferred Stock” in the Prospectus Supplement, dated April 3, 2013, to the Prospectus, dated February 19, 2013, constituting a part of the Registration Statement on Form S-3 (File No. 333-186743) of NorthStar Realty Finance Corp. (the “Company”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  Such description and the related information contained under the caption “Description of Common Stock and Preferred Stock” in the Prospectus, dated February 19, 2013, are incorporated by reference into this registration statement, and any description of the Series D Preferred Stock included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act relating to the Series D Preferred Stock will be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits.

3.1

Articles of Amendment and Restatement of NorthStar Realty Finance Corp. (the “Company”), as filed with the State Department of Assessments and Taxation of Maryland on October 20, 2004 (incorporated by reference to Exhibit 3.1 to the NorthStar Realty Finance Corp. Registration Statement on Form S-11, as amended (File No. 333-114675).

3.2	Articles Supplementary classifying NorthStar Realty Finance Corp.’s 8.500% Series D Preferred Stock, liquidation preference $25.00 per share.

3.3

Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on September 14, 2006).

3.4

Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on February 7, 2007).

3.5

Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.875% Series C Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on October 5, 2012).

3.6	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

4.1	Form of Certificate representing the Series D Preferred Stock of the Company.

4.2

Form of Certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the NorthStar Realty Finance Corp. Registration Statement on Form S-11, as amended (File No. 333-114675).

4.3

Form of Certificate representing NorthStar Realty Finance Corp.’s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 4.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on September 14, 2006).

4.4

Form of Certificate representing NorthStar Realty Finance Corp.’s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 4.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on February 7.

2007).

4.5

Form of Certificate representing NorthStar Realty Finance Corp.’s 8.875% Series C Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on October 5, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 5, 2013	NORTHSTAR REALTY FINANCE CORP.

	By:	/s/ Ronald J. Lieberman
		Name:	Ronald J. Lieberman
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.1

Articles of Amendment and Restatement of NorthStar Realty Finance Corp. (the “Company”), as filed with the State Department of Assessments and Taxation of Maryland on October 20, 2004 (incorporated by reference to Exhibit 3.1 to the NorthStar Realty Finance Corp. Registration Statement on Form S-11, as amended (File No. 333-114675).

3.2	Articles Supplementary classifying NorthStar Realty Finance Corp.’s 8.500% Series D Preferred Stock, liquidation preference $25.00 per share.

3.3

Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on September 14, 2006).

3.4

Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on February 7, 2007).

3.5

Articles Supplementary Classifying NorthStar Realty Finance Corp.’s 8.875% Series C Preferred Stock, liquidation preference $25.00 per share (incorporated by reference to Exhibit 3.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on October 5, 2012).

3.6	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to NorthStar Realty Finance Corp.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

4.1	Form of Certificate representing the Series D Preferred Stock of the Company.

4.2

Form of Certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the NorthStar Realty Finance Corp. Registration Statement on Form S-11, as amended (File No. 333-114675).

4.3

Form of Certificate representing NorthStar Realty Finance Corp.’s 8.75% Series A Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 4.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on September 14, 2006).

4.4

Form of Certificate representing NorthStar Realty Finance Corp.’s 8.25% Series B Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 4.2 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on February 7, 2007).

4.5

Form of Certificate representing NorthStar Realty Finance Corp.’s 8.875% Series C Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the NorthStar Realty Finance Corp. Registration Statement on Form 8-A filed on October 5, 2012).